Exhibit 99.1

News Release
For Immediate Release: March 5, 2020
H&R Block Announces Fiscal 2020 Third Quarter Results; Reiterates Fiscal Year Financial Outlook
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its U.S. tax return volume through February 28, 2020 and financial results for the fiscal 2020 third quarter ended January 31, 2020. The company normally reports a fiscal third quarter loss due to the seasonality of its tax business.
Fiscal Third Quarter Highlights1

▪
Revenues for the fiscal third quarter ended January 31, 2020 increased 11%, to $519 million due to improved tax return volumes in both Assisted and DIY, as well as revenues from acquired franchises and Wave.

▪	Loss per share from continuing operations[2] increased $0.08 to $0.66 and adjusted loss per share from continuing operations[2,3] increased $0.07 to $0.59.

▪	The company reiterated its revenue growth and margin outlook for the full fiscal year.

▪	The company repurchased 2.8 million shares at an aggregate price of $66 million, bringing total repurchases for the year to 10.1 million shares at an aggregate price of $247 million.

"We're making progress on our strategy to transform our business by connecting human expertise with technology to drive transparency and value for consumers and small business owners," said Jeff Jones, H&R Block's president and chief executive officer. "We're seeing the positive results of these efforts in our Assisted business and will apply learnings from the first half to deliver on our outlook for the fiscal year."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on weighted average fully diluted shares over the corresponding period.
3 Adjusted loss per share from continuing operations is a non-GAAP financial measure. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Fiscal 2020 Third Quarter Results From Continuing Operations

(in millions, except EPS)	Q3 FY2020	Q3 FY2019
Revenue	$519	$468
Pretax Loss	$(177)	$(159)
Net Loss	$(128)	$(120)
Weighted-Avg. Shares - Diluted	194.1	205.5
EPS[2]	$(0.66)	$(0.58)
Adjusted EPS[2,3]	$(0.59)	$(0.52)
EBITDA[4]	$(107)	$(92)

"We're pleased with our strong revenue growth in the fiscal third quarter," said Tony Bowen, H&R Block's chief financial officer. "While we have realized some one-time expense increases, we still expect to deliver on our revenue growth and margin outlook for the fiscal year."
Key Financial Metrics

▪	Total revenues increased $50.8 million, or 10.9%, to $519.2 million due to improved tax return volumes in both Assisted and DIY, as well as revenues from acquired franchises and Wave.

▪
Total operating expenses increased $65.3 million, or 10.8%, to $671.8 million, due to Wave, the timing of marketing expense recognition, increased compensation related to higher Assisted tax return volumes, and planned investments in our technology roadmap.

▪	Pretax loss increased $18.4 million, or 11.6%, to $177.0 million.

▪
Loss per share from continuing operations increased $0.08 to $0.66; adjusted loss per share from continuing operations increased $0.07 to $0.59. The change in pretax loss, along with lower shares outstanding, impacted loss per share. While beneficial on a full-year basis, the lower share count negatively impacts EPS in quarters in which the company reports a loss. These impacts were partially offset by an increased tax benefit.

Share Repurchases and Dividends

▪
During the third quarter of fiscal 2020, the company repurchased and retired 2.8 million shares at an aggregate price of $65.8 million, or $23.35 per share. Fiscal year-to-date repurchases total 10.1 million shares at an aggregate price of $246.8 million, or $24.36 per share.

▪
As previously announced, a quarterly cash dividend of $0.26 per share is payable on April 1, 2020 to shareholders of record as of March 17, 2020. H&R Block has paid quarterly dividends consecutively since the company went public in 1962 and has increased its dividend in each of the past four fiscal years.

Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call

4 Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations is a non-GAAP financial measure. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Discussion of the fiscal 2020 third quarter results, outlook, and a general business update will occur during the company’s previously announced fiscal third quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on March 5, 2020. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (866) 987-6821 or International (630) 652-5951
Conference ID: 7830599
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com. The presentation will be posted on the Quarterly Results page at http://investors.hrblock.com following the conclusion of the call.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on March 5, 2020 and continuing for seven days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 7830599. The webcast will be available for replay beginning on March 6, 2020 and continuing for 90 days at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation, financial services and small business solutions. The company is disrupting the tax industry by providing consumers price transparency and with digital platforms such as Tax Pro GoSM. H&R Block believes the best solutions blend digital capabilities with human expertise and care. For more information visit hrblock.com/news and follow @HRBlockNews.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
	2020	2019	2020	2019

REVENUES:
Service revenues	$419,955	$373,659	$691,762	$627,786
Royalty, product and other revenues	99,250	94,725	138,606	134,652
	519,205	468,384	830,368	762,438
OPERATING EXPENSES:
Costs of revenues	462,521	421,026	945,119	893,401
Selling, general and administrative	209,288	185,458	475,758	404,517
Total operating expenses	671,809	606,484	1,420,877	1,297,918

Other income (expense), net	1,879	2,269	13,741	11,275
Interest expense on borrowings	(26,305)	(22,833)	(68,682)	(65,214)
Loss from continuing operations before income tax benefit	(177,030)	(158,664)	(645,450)	(589,419)
Income tax benefit	(49,004)	(38,885)	(188,146)	(149,906)
Net loss from continuing operations	(128,026)	(119,779)	(457,304)	(439,513)
Net loss from discontinued operations	(1,657)	(6,675)	(10,625)	(15,887)
NET LOSS	$(129,683)	$(126,454)	$(467,929)	$(455,400)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.66)	$(0.58)	$(2.31)	$(2.13)
Discontinued operations	(0.01)	(0.04)	(0.05)	(0.08)
Consolidated	$(0.67)	$(0.62)	$(2.36)	$(2.21)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	194,077	205,532	198,064	206,242

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	January 31, 2020	January 31, 2019	April 30, 2019

ASSETS
Cash and cash equivalents	$192,340	$203,226	$1,572,150
Cash and cash equivalents - restricted	169,447	101,903	135,577
Receivables, net	819,946	758,217	138,965
Prepaid expenses and other current assets	120,229	171,306	146,667
Total current assets	1,301,962	1,234,652	1,993,359
Property and equipment, net	197,569	220,505	212,092
Operating lease right of use asset	463,777	—	—
Intangible assets, net	433,074	356,952	342,493
Goodwill	838,830	520,005	519,937
Deferred tax assets and income taxes receivable	134,901	141,366	141,979
Other noncurrent assets	82,317	95,326	90,085
Total assets	$3,452,430	$2,568,806	$3,299,945
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$156,766	$202,101	$249,525
Accrued salaries, wages and payroll taxes	117,459	140,902	196,527
Accrued income taxes and reserves for uncertain tax positions	36,242	49,009	271,973
Current portion of long-term debt	649,022	—	—
Operating lease liabilities	187,890	—	—
Deferred revenue and other current liabilities	190,242	195,634	204,976
Total current liabilities	1,337,621	587,646	923,001
Long-term debt and line of credit borrowings	1,880,589	1,876,989	1,492,629
Deferred tax liabilities and reserves for uncertain tax positions	172,954	214,217	197,906
Operating lease liabilities	289,299	—	—
Deferred revenue and other noncurrent liabilities	90,346	103,545	144,882
Total liabilities	3,770,809	2,782,397	2,758,418
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,282	2,415	2,383
Additional paid-in capital	769,990	764,982	767,636
Accumulated other comprehensive loss	(25,391)	(17,642)	(20,416)
Retained earnings (deficit)	(367,218)	(254,277)	499,386
Less treasury shares, at cost	(698,042)	(709,069)	(707,462)
Total stockholders' equity (deficiency)	(318,379)	(213,591)	541,527
Total liabilities and stockholders' equity	$3,452,430	$2,568,806	$3,299,945

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Nine months ended January 31,	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(467,929)	$(455,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	125,409	126,013
Provision for bad debt	37,517	35,009
Deferred taxes	10,795	20,557
Stock-based compensation	22,699	18,009
Changes in assets and liabilities, net of acquisitions:
Receivables	(684,323)	(641,157)
Prepaid expenses, other current and noncurrent assets	(1,990)	(56,160)
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(166,204)	(47,975)
Deferred revenue, other current and noncurrent liabilities	(55,064)	(66,804)
Income tax receivables, accrued income taxes and income tax reserves	(282,488)	(277,240)
Other, net	(6,213)	(2,308)
Net cash used in operating activities	(1,467,791)	(1,347,456)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(66,510)	(79,982)
Payments made for business acquisitions, net of cash acquired	(450,282)	(42,428)
Franchise loans funded	(32,890)	(16,875)
Payments from franchisees	14,604	15,149
Other, net	45,376	4,877
Net cash used in investing activities	(489,702)	(119,259)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(285,000)	(230,000)
Proceeds from line of credit borrowings	1,320,000	615,000
Dividends paid	(154,827)	(154,866)
Repurchase of common stock, including shares surrendered	(256,199)	(102,152)
Proceeds from exercise of stock options	2,074	2,527
Other, net	(14,136)	(20,126)
Net cash provided by financing activities	611,912	110,383

Effects of exchange rate changes on cash	(359)	(2,217)

Net decrease in cash and cash equivalents, including restricted balances	(1,345,940)	(1,358,549)
Cash, cash equivalents and restricted cash, beginning of period	1,707,727	1,663,678
Cash, cash equivalents and restricted cash, end of period	$361,787	$305,129

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$84,872	$103,789
Interest paid on borrowings	65,972	55,581
Accrued additions to property and equipment	1,662	2,241
Accrued purchase of common stock	—	12,301

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
	2020	2019	2020	2019
REVENUES:
U.S. assisted tax preparation	$283,956	$256,813	$358,174	$329,569
U.S. royalties	44,965	42,265	59,644	57,898
U.S. DIY tax preparation	34,089	31,996	42,040	37,771
International	11,804	12,304	97,311	96,980
Refund Transfers	50,494	47,482	52,794	49,466
Emerald Card®	16,657	14,980	39,128	38,704
Peace of Mind® Extended Service Plan	16,954	16,596	75,451	77,491
Tax Identity Shield®	8,138	7,655	17,308	17,639
Interest and fee income on Emerald AdvanceTM	32,741	30,924	33,780	31,768
Wave	11,213	—	25,740	—
Other	8,194	7,369	28,998	25,152
Total revenues	519,205	468,384	830,368	762,438
Compensation and benefits:
Field wages	165,435	153,764	280,231	262,792
Other wages	63,808	54,243	178,389	152,111
Benefits and other compensation	45,397	42,778	100,579	89,887
	274,640	250,785	559,199	504,790
Occupancy	102,788	94,407	292,470	290,013
Marketing and advertising	84,760	72,876	101,190	88,356
Depreciation and amortization	44,147	44,088	125,409	126,013
Bad debt	36,527	33,861	37,594	33,191
Other (1)	128,947	110,467	305,015	255,555
Total operating expenses	671,809	606,484	1,420,877	1,297,918

Other income (expense), net	1,879	2,269	13,741	11,275
Interest expense on borrowings	(26,305)	(22,833)	(68,682)	(65,214)
Pretax loss	(177,030)	(158,664)	(645,450)	(589,419)
Income tax benefit	(49,004)	(38,885)	(188,146)	(149,906)
Net loss from continuing operations	(128,026)	(119,779)	(457,304)	(439,513)
Net loss from discontinued operations	(1,657)	(6,675)	(10,625)	(15,887)
NET LOSS	$(129,683)	$(126,454)	$(467,929)	$(455,400)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.66)	$(0.58)	$(2.31)	$(2.13)
Discontinued operations	(0.01)	(0.04)	(0.05)	(0.08)
Consolidated	$(0.67)	$(0.62)	$(2.36)	$(2.21)

Weighted average basic and diluted shares	194,077	205,532	198,064	206,242

EBITDA from continuing operations (2)	$(106,578)	$(91,743)	$(451,359)	$(398,192)

(1)
We reclassified $10.0 million and $15.3 million of supplies expense from its own financial statement line to other expenses for the three and nine months ended January 31, 2019, respectively, to conform to the current year presentation.

(2) See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

U.S. TAX OPERATING DATA
	Fiscal Year-to-Date			Fiscal Year-to-Date
	January 31,			February 28,
	2020	2019	% Change	2020	2019	% Change

Tax Returns Prepared: (in 000s) (1) (2)
Company-owned operations	1,476	1,357	8.8%	4,230	4,237	(0.2)%
Franchise operations	676	610	10.8%	1,801	1,802	(0.1)%
Total H&R Block Assisted	2,152	1,967	9.4%	6,031	6,039	(0.1)%

Desktop	133	128	3.9%	659	706	(6.7)%
Online	1,308	1,164	12.4%	3,580	3,480	2.9%
Total H&R Block DIY	1,441	1,292	11.5%	4,239	4,186	1.3%

IRS Free File	142	101	40.6%	446	340	31.2%
Total H&R Block Returns	3,735	3,360	11.2%	10,716	10,565	1.4%

Net Average Charge: (3)
Company-owned operations	$244.87	$253.11	(3.3)%	$227.22	$231.59	(1.9)%
Franchise operations (4)	242.76	242.29	0.2%	220.37	217.94	1.1%
DIY	29.17	29.15	0.1%	26.82	27.29	(1.7)%

(1)
An assisted tax return is defined as a current or prior year individual tax return that has been accepted and paid for by the client.  Also included are Tax Pro GoSM, Tax Pro ReviewSM, and business returns. A DIY return is defined as a return that has been electronically filed and accepted by the IRS.  Also included are online returns paid and printed.

(2)	Amounts have been reclassified between company-owned and franchise for offices which were refranchised or repurchased by the company during the year.

(3)	Net average charge is calculated as tax preparation fees divided by tax returns prepared. For DIY, net average charge excludes IRS Free File.

(4)
Net average charge related to H&R Block Franchise operations represents tax preparation fees collected by H&R Block franchisees divided by returns prepared in franchise offices. H&R Block will recognize a portion of franchise revenues as franchise royalties based on the terms of franchise agreements.

(in 000s)
	Three months ended January 31,		Nine months ended January 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2020	2019	2020	2019

Net loss - as reported	$(129,683)	$(126,454)	$(467,929)	$(455,400)
Discontinued operations, net	1,657	6,675	10,625	15,887
Net loss from continuing operations - as reported	(128,026)	(119,779)	(457,304)	(439,513)
Add back:
Income taxes of continuing operations	(49,004)	(38,885)	(188,146)	(149,906)
Interest expense of continuing operations	26,305	22,833	68,682	65,214
Depreciation and amortization of continuing operations	44,147	44,088	125,409	126,013
	21,448	28,036	5,945	41,321
EBITDA from continuing operations	$(106,578)	$(91,743)	$(451,359)	$(398,192)

(in 000s, except per share amounts)
	Three months ended January 31,		Nine months ended January 31,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2020	2019	2020	2019

Net loss from continuing operations	$(128,026)	$(119,779)	$(457,304)	$(439,513)

Adjustments:
Amortization of intangibles related to acquisitions (pretax)	19,179	16,142	54,997	46,453
Tax effect of adjustments (1)	(4,956)	(3,820)	(13,667)	(11,116)
Adjusted net loss from continuing operations	$(113,803)	$(107,457)	$(415,974)	$(404,176)

Diluted loss per share (GAAP)	$(0.66)	$(0.58)	$(2.31)	$(2.13)
Adjustments, net of tax	0.07	0.06	0.21	0.17
Adjusted loss per share (Non-GAAP)	$(0.59)	$(0.52)	$(2.10)	$(1.96)

(1)    Tax effect of adjustments is computed as the pretax effect of the adjustments multiplied by our effective tax rate before discrete items.
NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions. We believe removing the impacts of amortization of acquired intangibles provides a more meaningful indicator of performance and will assist in understanding our financial results.

We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.